                           PROMISSORY NOTE


$135,000                                               Santa Clara, California
                                                              February 7, 1997


     FOR VALUE RECEIVED, Dominic Gattuso, Jr. ("Executive") promises to pay to Unison Software, Inc., a Delaware corporation (the "Company"), or order, the principal sum of One Hundred Thirty-Five Thousand Dollars ($135,000) together with interest on the unpaid principal hereof, from the date hereof at the rate set forth in paragraph 1 below. Proceeds delivered pursuant to this Note shall be referred to herein as the "Loan."

     1.   PAYMENTS

          (a) LOAN TERM; INTEREST RATE. The term of the Loan (the "Loan Term") will commence on the date hereof and end February 6, 2001 (the "Repayment Date"). Except as set forth herein, interest on the unpaid principal balance of the Loan (the "Outstanding Balance") will accrue at a rate per annum, compounded quarterly, equal to the Prime Rate (as defined below) as in effect on the date of this Note and as adjusted March 1, June 1, September 1 and December 1, to the Prime Rate in effect on each such date. "Prime Rate" shall mean the "Prime Rate" published in the WALL STREET JOURNAL on the date in question or, if such date is not a business day, the next business day thereafter. The Outstanding Balance and any unpaid and unforgiven accrued interest shall be repaid in full on the Repayment Date. Notwithstanding the foregoing, the Outstanding Balance and all unpaid and unforgiven accrued interest thereon shall become due and payable 180 days following the termination of Executive's employment with the Company.

          (b) PAYMENT OF INTEREST. The interest accrued on the Outstanding Balance during a particular fiscal quarter of the Company shall be forgiven, and the Executive shall have no further obligation to repay that interest, if the Company's operating profit for such fiscal quarter equals or exceeds 100% of the budgeted operating profit for such fiscal quarter contained in the Company's Budget (as defined below). If the Company's operating profit for such fiscal quarter does not meet the foregoing test, the Company shall provide written notice to the Executive, and the Executive shall pay all interest accrued for such fiscal quarter within fifteen (15) days of such notice.

          (c) "BUDGET" DEFINED. For purposes of this Agreement, the term "Budget" shall mean (A) for fiscal 1997, the Company's budget for fiscal 1997 dated as of May 21, 1996, or (B) for subsequent fiscal years, the Company's budget for that particular fiscal year as determined in good faith by the Company's Board of Directors in consultation with the Executive. If the Company does not have a Budget in place during any given fiscal quarter, then the interest accrued on the Outstanding Balance during such fiscal quarter shall be forgiven during such quarter until such time as the Company prepares a budget for the applicable fiscal year.

          (d) TAX CONSEQUENCES OF FORGIVEN INTEREST. The Executive acknowledges that the amount of any interest forgiven under Section 2(b) will be compensation income to the Executive.

          (e) ACCELERATION OF REPAYMENT UPON AN EVENT OF DEFAULT. Upon the occurrence of an Event of Default (as defined below), the Company shall have the right at any time thereafter to accelerate repayment of the Outstanding Balance and all unpaid and unforgiven accrued interest. In such event, the Outstanding Balance and all unpaid and unforgiven interest accrued thereon shall be due and payable immediately. After an Event of Default, the Company shall have no obligation to forgive any interest pursuant to Section 1(b) or
Section 1(c) not already forgiven except for interest to be forgiven with respect to a fiscal quarter that ended prior to the occurrence of the Event of Default pursuant to such Sections, whether such interest accrued prior or subsequent to such Event of Default or acceleration.

          (f) "EVENT OF DEFAULT" DEFINED. For purposes of this Agreement, the term "Event of Default" shall mean the occurrence of any of the following events: (i) the Executive's failure to repay the Outstanding Balance and any unpaid and unforgiven interest on the Repayment Date; (ii) the institution of bankruptcy or insolvency proceedings by or against the Executive, the appointment of a receiver for the property of the Executive, or the making of an assignment by the Executive for the benefit of creditors; or (iii) the Executive's material breach of any other covenants hereunder or under the Security Agreement (as defined below) for a period of ten days after written notice thereof from the Company.

     2. SECURITY AGREEMENT. This Note is secured by a pledge of the shares of the Company's Common Stock purchased with the proceeds of the Loan under the terms of a Security Agreement dated February 7, 1997 (the "Security Agreement"), and is subject to all the provisions thereof. Executive agrees to deliver certificates representing such shares to the Company within ten
(10) days after purchase. If there is a Event by Default, the holder of this Note shall have full recourse against the undersigned, and shall not be required to proceed against the collateral securing this Note.

     3. INSIDE INFORMATION AND COMPANY BLACKOUT PERIODS. The Executive acknowledges that all purchases or sales of the Company's Common Stock in the open market are subject to applicable law and the Company's standard insider trading policies. The Executive further acknowledges that adherence to these policies, including observance of any Company blackout periods, may affect the Executive's ability to sell or otherwise dispose of such Common Stock during a particular time period.

     4. RIGHT TO ADVICE OF COUNSEL. The Executive acknowledges that he has had the opportunity to consult with counsel and is fully aware of his rights and obligations hereunder and under the Security Agreement.

     5. WAIVER. Failure or delay on the part of either party hereto to enforce any right, power, or privilege hereunder shall not be deemed to constitute a waiver thereof. Additionally, a waiver by either party or a breach of any promise hereof by the other party shall not operate as or be construed to constitute a waiver of any subsequent waiver by such other party.

     6. GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of California.

     7. PREPAYMENT. The undersigned may at any time prepay all or any portion of the principal or interest owing hereunder without penalty.

     8. COSTS. Should any action be instituted for the collection of this Note, the reasonable costs and attorneys' fees therein of the holder shall be paid by the undersigned.

                             /s/  DOMINIC GATTUSO, JR.
                         ------------------------------------
                                  Dominic Gattuso, Jr.

                                 EXHIBIT A

                            SECURITY AGREEMENT



     This Security Agreement is made as of February 7, 1997 by and among Unison Software, Inc., a Delaware corporation ("Secured Party"), Dominic Gattuso, Jr. ("Debtor"), and Michael Casteel, in his capacity as Secretary of Secured Party ("Pledgeholder").

     Secured Party has agreed to loan Debtor one hundred thirty-five thousand dollars ($135,000) (the "Loan") pursuant to a Promissory Note dated February 7, 1997 (the "Note").

     Debtor has granted a security interest in the purchased shares as security for the Loan.

     The parties agree as follows:

     1. DEFINITIONS. As used in this Security Agreement, the following terms shall have the following meanings:

          "SHARES" means 5,000 shares of Secured Party's Common Stock purchased by Debtor on December 23 and 24, 1996, having a value as of the time of such purchase of $135,000, and all distributions related to and all proceeds of such shares, including Stock Adjustments.

          "STOCK ADJUSTMENTS" means all substitutions and exchanges for and all distributions with respect to the Shares and rights related to the Shares, including but not limited to dividends (other than dividends paid in cash out of current profits of Secured Party), stock splits, adjustments, reclassifications, options and warrants.

     All capitalized terms not defined herein shall have the same meaning as in the Note.

     2.   CREATION AND DESCRIPTION OF SECURITY INTEREST.

          (a) GRANT OF SECURITY INTEREST. In consideration of the Secured Party's delivery of the Loan, Debtor hereby grants the Secured Party a security interest in the Shares (herein sometimes referred to as the "Collateral") to secure Debtor's obligations under the Note, which Collateral shall be held by the Pledgeholder for the benefit of Secured Party.

          (b) TRANSFER OF THE COLLATERAL TO PLEDGEHOLDER. Concurrently with the execution hereof, Debtor shall deliver the certificates representing the Shares, duly endorsed in blank or with executed stock powers, to the Pledgeholder, who shall hold such certificates subject to the terms and conditions of this Security Agreement. The Shares shall be held by the Pledgeholder for the benefit of Secured Party as security for the repayment of the Note, and any extensions or renewals thereof, and the Pledgeholder shall not encumber or dispose of such Shares except in accordance with the provisions of this Security Agreement or as instructed by Secured Party.

     3. DEBTOR'S REPRESENTATIONS AND COVENANTS. To induce Secured Party to enter into this Security Agreement, Debtor represents and covenants to Secured Party, its successors and assigns, as follows:

          (a) PAYMENT OF INDEBTEDNESS. Debtor will pay the principal sum of the Note, together with interest thereon (to the extent not forgiven), at the time and in the manner provided in the Note.

          (b) ENCUMBRANCES. The Shares purchased will be free of all other encumbrances, defenses and liens, and Debtor will not further encumber the Shares without the prior written consent of Secured Party.

          (c) MARGIN REGULATIONS. In the event that Secured Party's Common Stock is now or later becomes margin-listed by the Federal Reserve Board and Secured Party is classified as a "lender" within the meaning of the regulations under Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G"), Debtor agrees to cooperate with Secured Party in making any amendments to the Note or providing any additional collateral or other documentation as may be necessary to comply with such regulations.

     4. VOTING RIGHTS. During the term of this pledge and so long as all payments of principal and interest are made as they become due under the terms of the Note, Debtor shall have the right to vote all of the Shares pledged hereunder.

     5. STOCK ADJUSTMENTS. In the event that during the term of the pledge any Stock Adjustment occurs, all new, substituted and additional shares or other securities issued by reason of such Stock Adjustment shall be immediately delivered to and held by the Pledgeholder under the terms of this Security Agreement in the same manner as the Shares originally pledged hereunder. In the event of substitution of such securities, Debtor, Secured Party and Pledgeholder shall cooperate and execute such documents as are reasonable so as to provide for the substitution of such Collateral and, upon such substitution, references to "Shares" in this Security Agreement shall include the substituted shares of capital stock held by Debtor as a result thereof.

     6. OPTIONS AND RIGHTS. In the event that, during the term of this pledge, subscription options or other rights or options shall be issued in connection with the Shares, such rights and options shall be the property of Debtor and, if exercised by Debtor, all new stock or other securities so acquired by Debtor as it relates to the Shares then held by Pledgeholder shall be immediately delivered to Pledgeholder, to be held under the terms of this Security Agreement in the same manner as the Shares pledged.

     7. DEFAULT. Debtor shall be deemed to be in default of the Note and of this Security Agreement if an Event of Default shall occur under the Note. In the case of an Event of Default, Secured Party shall have the right to accelerate payment of the Note upon notice to Debtor, and

Secured Party shall thereafter be entitled, but not obligated, to pursue its remedies with respect to the Collateral under the California Commercial Code.

     8. WITHDRAWAL OR SUBSTITUTION OF COLLATERAL. Debtor shall not sell, withdraw, pledge, substitute or otherwise dispose of all or any part of the Collateral without the prior written consent of Secured Party.

     9. TERM. The security interest in the Shares provided for herein shall continue until the payment of all indebtedness secured hereby, at which time the Shares shall be promptly delivered to Debtor.

     10. PLEDGEHOLDER LIABILITY. In the absence of willful misconduct or gross negligence, Pledgeholder shall not be liable to any party for any of his acts, or omissions to act, as Pledgeholder.

     11. INVALIDITY OF PARTICULAR PROVISIONS. Debtor and Secured Party agree that the enforceability or invalidity of any provision or provisions of this Security Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

     12. SUCCESSORS OR ASSIGNS. Debtor, Secured Party and Pledgeholder agree that all of the terms of this Security Agreement shall be binding on their respective successors and assigns, and that the term "Debtor" and the term "Secured Party" as used herein shall be deemed to include, for all purposes, their respective designees, successors, assigns, heirs, executors and administrators, and the term "Pledgeholder" shall be deemed to include for all purposes each person who subsequently becomes Secretary of Secured Party.

     13. COSTS AND ATTORNEYS' FEES. Debtor will pay all costs and expenses of enforcement or collection, including reasonable attorneys' fees.

     14. GOVERNING LAW. This Security Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and performed entirely within such state.

     15. COUNTERPARTS. This Agreement may be executed in counterparts, which together will constitute one instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


     "DEBTOR"                               /s/ Dominic Gattuso, Jr.
                                      -------------------------------------
                                               Dominic Gattuso, Jr.

                                        2826 Broderick St.
                                      -------------------------------------
                                                   (ADDRESS)

                                        San Francisco, CA  94123
                                      -------------------------------------



     "SECURED PARTY"                  UNISON SOFTWARE, INC.
                                      a Delaware corporation


                                      By:       /s/ Don H. Lee
                                         -------------------------------------
                                      Title:    Chief Executive Officer
                                            ----------------------------------



     "PLEDGEHOLDER"                   /s/ Michael A. Casteel
                                      -------------------------------------
                                      Secretary of
                                      Unison Software Inc.



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